UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 3, 2013 (May 3, 2013)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 3, 2013, Coventry Health Care, Inc. (“Coventry”) sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving any Coventry equity securities that will coincide with a blackout period (the “blackout period”) under the Coventry Retirement Savings Plan and the Coventry Supplemental Executive Retirement Plan, as amended (collectively, the “Plans”), in each case in connection with the merger of a subsidiary of Aetna Inc. (“Aetna”) with and into Coventry, with Coventry surviving the merger as a wholly owned subsidiary of Aetna (the “Merger”). The blackout period will be imposed in order to allow the trustees of the Plans to covert shares of Coventry common stock held by the Coventry stock fund in each of the Plans into shares of Aetna common stock and cash, contingent upon the closing of the Merger. The notice stated that the blackout period is expected to begin during the calendar week beginning April 28, 2013 and end during the calendar week beginning May 5, 2013. Coventry sent a notice to all participants in the Plans on May 3, 2013 informing them of the blackout period.

A copy of the May 3, 2013 notice to Coventry’s directors and executive officers regarding the temporary suspension of transactions involving Coventry equity securities is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Important Notice Concerning Limitations on Trading in Coventry Stock, dated May 3, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller
Dated: May 3, 2013

Exhibits

Exhibit Number

99.1	Important Notice Concerning Limitations on Trading in Coventry Stock, dated May 3, 2013